UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2007

CYMER, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-21321	33-0175463
(State or jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17075 THORNMINT COURT

SAN DIEGO, CALIFORNIA 92127

(Address of principal executive offices)

(858) 385-7300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On December 17, 2007, the Compensation Committee of our Board of Directors modified the target dollar amounts for awards payable to certain executive officers under our Long-Term Incentive Bonus Program (“LTIP”) for fiscal year 2008, including for the named executive officers as set forth below:

Name and Title	Target LTIP Award Value
Robert P. Akins Chairman of the Board of Directors and Chief Executive Officer	$1,800,000
Edward J. Brown, Jr. President and Chief Operating Officer	$1,350,000
Nancy J. Baker Senior Vice President and Chief Financial Officer	$960,000

The Compensation Committee also reduced the maximum multiplier applicable in the event that Cymer’s actual performance exceeds the financial performance metrics approved by the Compensation Committee, assuming that 100% of the participant’s management-by-objective performance target metrics are met, to no more than 200% for any participant.

In addition, the Compensation Committee approved and adopted a form of Stock Unit Grant Notice and a form of Stock Unit Agreement for use in connection with equity awards granted under the LTIP, copies of which are attached to this Current Report as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Form of Stock Unit Grant Notice and Stock Unit Agreement for use in connection with the Long-Term Incentive Bonus Program under the 2005 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYMER, INC.

	By:	/s/ Nancy J. Baker
Date: December 20, 2007		Nancy J. Baker

Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Form of Stock Unit Grant Notice and Stock Unit Agreement for use in connection with the Long-Term Incentive Bonus Program under the 2005 Equity Incentive Plan.